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                                                                  Exhibit 25





                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM T-1


                           Statement of Eligibility
                    Under the Trust Indenture Act of 1939
                    of a Corporation Designated to Act as
                                   Trustee


                     Check if an Application to Determine
                 Eligibility of a Trustee Pursuant to Section
                          305(b)(2) _______________


                        HARRIS TRUST AND SAVINGS BANK
                              (Name of Trustee)

                   Illinois                            36-1194448
          (State of Incorporation)         (I.R.S. Employer Identification No.)


               111 West Monroe Street, Chicago, Illinois  60603
                   (Address of principal executive offices)


               Frank A. Pierson, Harris Trust and Savings Bank,
               111 West Monroe Street, Chicago, Illinois, 60603
                                  312-461-2533
          (Name, address and telephone number for agent for service)


                                 ENRON CORP.
                              (Name of obligor)

                 Delaware                              47-0255140
         (State of Incorporation)          (I.R.S. Employer Identification No.)


                              1400 Smith Street
                             Houston, Texas 77002
                   (Address of principal executive offices)

                               Debt Securities
                       (Title of indenture securities)

 1.  GENERAL INFORMATION.  Furnish the following information as to the
     Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

                Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

 2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

               The Obligor is not an affiliate of the Trustee.

 3. thru 15.

               NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

         A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

     2.  A copy of the existing by-laws of the Trustee.

         A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Hillenbrand Industries, Inc., File No. 33-44086, and is incorporated herein by reference.

     3.  The consents of the Trustee required by Section 321(b) of the Act.

(included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

(included as Exhibit B on page 3 of this statement)





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                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 19th day of May, 1994.

HARRIS TRUST AND SAVINGS BANK


By:    Frank A. Pierson
    ----------------------------
       Frank A. Pierson
       Assistant Vice President



EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By:    Frank A. Pierson
    -----------------------------
       Frank A. Pierson
       Assistant Vice President





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                                                                       EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of March 31, 1994, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.



        {LOGO}                    HARRIS BANK

                         Harris Trust and Savings Bank
                             111 West Monroe Street
                            Chicago, Illinois  60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on March 31, 1994, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                         Bank's Transit Number 71000288



                                           ASSETS                                          THOUSANDS
                                                                                           OF DOLLARS


 Cash and balances due from depository institutions:
        Non-interest bearing balances and currency and coin..................                             $917,983
        Interest bearing balances............................................                             $693,930

 Securities:
  a.   Held-to-maturity securities...........................................                             $335,627
  b.   Available-for-sale securities.........................................                           $1,386,254

 Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
             Federal funds  sold.............................................                             $444,750
             Securities purchased under agreements to resell................                             $148,063

 Loans and lease financing receivables:
       Loans and leases, net of unearned income.............................         $6,011,024
       LESS:  Allowance for loan and lease losses...........................            $99,591
                                                                                      ----------
       Loans and leases, net of unearned income, allowance, and reserve
             (item 4.a minus 4.b)............................................                           $5,911,433
 Assets held in trading accounts............................................                             $251,234
 Premises and fixed assets (including capitalized leases)....................                             $137,974
 Other real estate owned.....................................................                               $2,023
 Investments in unconsolidated subsidiaries and associated companies.........                                 $565
 Customer's liability to this bank on acceptances outstanding................                              $66,441
 Intangible assets...........................................................                              $29,864
 Other assets................................................................                             $370,864
                                                                                      ----------------------------
 TOTAL ASSETS................................................................                          $10,697,005
                                                                                      ============================

                                         LIABILITIES

 Deposits:
       In domestic offices...................................................                           $4,538,277
             Non-interest bearing............................................         $2,415,608
             Interest bearing................................................         $2,122,669
       In foreign offices, Edge and Agreement subsidiaries, and IBF's........                           $2,271,529
             Non-interest bearing............................................            $27,115
             Interest bearing................................................         $2,244,414

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

 Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
       Federal funds purchased...............................................                             $624,510
       Securities sold under agreements to repurchase........................                           $1,220,539
 Trading Liabilities.........................................................                             $210,412
 Other borrowed money:
 a.    With original maturity of one year or less............................                             $491,636
 b.    With original maturity of more than one year..........................                              $41,669
 Bank's liability on acceptances executed and outstanding....................                              $66,441
 Subordinated notes and debentures...........................................                             $235,000
 Other liabilities...........................................................                             $271,260
                                                                                      ----------------------------
 TOTAL LIABILITIES...........................................................                           $9,971,273
                                                                                      ============================
                                   EQUITY CAPITAL

 Common stock................................................................                             $100,000
 Surplus.....................................................................                             $275,000
 a.    Undivided profits and capital reserves................................                             $342,563
 b.    Net unrealized holding gains (losses) on available-for-sale securities                               $8,169
                                                                                      -----------------------------
 TOTAL EQUITY CAPITAL........................................................                             $725,732
                                                                                      ============================
 Total liabilities, limited-life preferred stock, and equity capital.........                          $10,697,005
                                                                                      ============================


        I, David H. Charney, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Govenors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                DAVID H. CHARNEY
                                   4/27/1994

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

               ALAN G. McNALLY,
               DONALD S. HUNT,
               DARYL F. GRISHAM,

                                                                      Directors.

 STATE OF ILLINOIS, COUNTY OF COOK, ss:


        Sworn to and subscribed before me this 27th day of April, 1994. My commission expires April 22, 1996.

                                DIANALYNN GIRTEN





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